                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



  DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): JUNE 7, 2002 (JUNE 7, 2002)
                                                    ---------------------------



                      ALLIED HEALTHCARE INTERNATIONAL INC.
             ------------------------------------------------------
             (EXACT NAME OF REGISTRANT AS SPECIFIED ON ITS CHARTER)



         1-11570                                       13-3098275
------------------------                  ------------------------------------
(COMMISSION FILE NUMBER)                  (IRS EMPLOYER IDENTIFICATION NUMBER)



                                    NEW YORK
         --------------------------------------------------------------
         (STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)



                  555 MADISON AVENUE, NEW YORK, NEW YORK 10022
                  --------------------------------------------
                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)



                                 (212) 750-0064
              ----------------------------------------------------
              (REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)



                           TRANSWORLD HEALTHCARE, INC.
          -------------------------------------------------------------
          (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

ITEM 5.  OTHER EVENTS.

         This Form 8-K is being filed to report the change of the name of the Registrant from Transworld Healthcare, Inc. to Allied Healthcare International Inc. and to report the results of the vote at its recent annual meeting of shareholders.

         Change of Name
         --------------

         On June 7, 2002, the Registrant changed its name from Transworld Healthcare, Inc. to Allied Healthcare International Inc. The name change was effected by filing an amendment to the Registrant's certificate of incorporation with the Secretary of State of the State of New York on June 7, 2002. The name change was approved by the shareholders of the Company at the annual meeting of shareholders held on June 7, 2002.

         The Registrants's common stock will continue to trade on the American Stock Exchange under the symbol "TWH." In connection with its name change, the Registrant also obtained a new CUSIP number for its common stock, which is 01923A 10 9

         Existing shareholders who hold stock certificates representing shares of common stock are not being asked to, and are not required to, submit their old stock certificates to the Registrant's transfer agent, American Stock Transfer & Trust Company, for new stock certificates. The old stock certificates of the Registrant in circulation will continue to represent the number of shares of stock indicated thereon. Issuances of share certificates after June 7, 2002 and transfers of share certificates after June 7, 2002 will be effected using the new share certificates of the Registrant.

         Results of Voting at Annual Meeting of Shareholders
         ---------------------------------------------------

         In addition to the name change, the shareholders of the Registrant also voted at the annual meeting of shareholders to approve the following matters and elect the following directors:

                  1. The shareholders voted to approve the Master Reorganization Agreement (the "Reorganization Agreement"), dated as of April 24, 2002, as amended on May 16, 2002, among the Registrant, certain of the subsidiaries of the Registrant and certain investors in such subsidiaries and the reorganization contemplated thereby.

                  2. The shareholders voted to elect the following seven directors to the Registrant's board of directors:

                  -  Timothy M. Aitken
                  -  Sarah L. Eames
                  -  Scott A. Shay
                  -  Jeffrey S. Peris
                  -  G. Richard Green
                  -  John W. Matthews
                  -  David J. Macfarlane

                  3. The shareholders voted to increase the number of authorized shares of capital stock of the Registrant from 40 million shares of common stock and two million shares of preferred stock to 62 million shares of common stock and ten million shares of preferred stock and to eliminate certain provisions in the certificate of incorporation and by-laws of the Registrant requiring supermajority board approval for certain actions.

                  4. The shareholders voted to approve the 2002 Stock Option Plan of the Registrant.

                  5. The shareholders voted to ratify the appointment of Ernst & Young LLP as the independent auditors for the fiscal year ending September 30, 2002.

         The Reorganization Agreement and the reorganization contemplated thereby and the other matters that were voted upon by the shareholders of the Registrant at the annual meeting of shareholders are described in the Registrant's proxy statement/prospectus, dated May 23, 2002.

         Pursuant to the Reorganization Agreement, certain of the holders of equity and debt investments in two of the Registrant's U.K. subsidiaries, Allied Healthcare Group Limited and Transworld Healthcare (UK) Limited, will exchange the securities representing their investments for shares of common stock or shares of Series A Preferred Stock of the Registrant. The reorganization and related transactions are subject to the approval of the lenders of the Registrant and the satisfaction of certain other closing conditions. The Registrant is seeking to complete the reorganization by June 30, 2002, the end of its third fiscal quarter, although there can be no assurance that the reorganization will be completed by this date.

         The certificate of amendment to the Registrant's certificate of incorporation which effects the proposals approved by the shareholders of the Registrant at the annual meeting, including the name change, is filed herewith as Exhibit 3.1. The amendment to the by-laws of the Registrant which was approved by the shareholders of the Registrant at the annual meeting are set forth in Exhibit 3.2 attached hereto.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHBITS.

         (c)      Exhibits

         3.1 Certificate of Amendment to the Certificate of Incorporation of Transworld Healthcare, Inc., as filed with the Secretary of State of the State of New York on June 7, 2002.

         3.2 Amendment to the Bylaws of Allied Healthcare International Inc., certified by the Secretary of Allied Healthcare International Inc.

         4.1 Specimen stock certificate for the common stock of the Registrant.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 7, 2002

                                   ALLIED HEALTHCARE INTERNATIONAL INC.


                                   By:   /s/ John B. Wynne
                                        ------------------------------
                                        Name:  John B. Wynne
                                        Title: Vice President and
                                               Chief Financial Officer

























                                       3